DEGOLYER AND MACNAUGHTON
500 I SPRING VALLEY ROAD
SUITE 500 EAST
DALLAS, TEXAS 75244
April 23, 2009
SandRidge Energy, Inc.
1600 NW Expressway, Suite 1601 Oklahoma
City, OK 73118
Ladies and Gentlemen:
     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-148299 and 333-155441) of SandRidge Energy, Inc. of all references to the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of references to our “Appraisal Report as of December 31, 2006 on Certain Properties owned by PetroSource,” “Appraisal Report as of December 31, 2007 on Certain Properties owned by PetroSource,” and “Appraisal Report as of December 31, 2008 on Certain Properties owned by SandRidge Tertiary, LLC” (our Reports), in Part I “Business” and Part IV “Exhibits and Financial Schedules” in the Annual Report on Form 10-K for the year ended December 31, 2008, of SandRidge Energy, Inc. filed on February 26, 2009, including any amendments thereto.

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON